                                                                      Exhibit 12

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (Dollars in Thousands)

                                                              Fiscal Years Ended November 30,
                                                -------------------------------------------------------------
                                                  1998         1997         1996         1995         1994
                                                ---------    ---------    ---------    ---------    ---------
EARNINGS FROM CONTINUING OPERATIONS:

Pre-tax income from continuing
   operations                                   $ 240,114       85,727       84,429       53,310       64,626
Adjustments to pre-tax income from continuing
   operations:
Fixed charges                                      63,792       63,483       49,100       37,400       29,300
Interest capitalized                              (45,930)     (32,600)     (23,200)     (22,800)     (20,300)
Adjustment for undistributed earnings
   and losses of unconsolidated 50% or
   less owned entities                              1,050           15           50           --           --

Previously capitalized interest
    amortized                                      43,216       25,600       20,500       17,800       15,400
                                                ---------    ---------    ---------    ---------    ---------
"Earnings"                                      $ 302,242      142,225      130,879       85,710       89,026
                                                =========    =========    =========    =========    =========
FIXED CHARGES:
Interest incurred (all of Lennar,
   Lennar Financial Services and
   limited-purpose finance
   subsidiaries interest)                       $  59,043       63,483       49,100       37,400       29,300
Interest component of rent expense(1)              4,749           --           --           --           --
                                                ---------    ---------    ---------    ---------    ---------
"Fixed charges"                                 $  63,792       63,483       49,100       37,400       29,300
                                                =========    =========    =========    =========    =========

EARNINGS TO FIXED CHARGES INCLUDING
LIMITED-PURPOSE FINANCE SUBSIDIARIES                  4.7          2.2          2.7          2.3          3.0

----------
(1) The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (Dollars in Thousands)

                                                        Fiscal Years Ended November 30,
                                         -------------------------------------------------------------
                                           1998         1997         1996         1995         1994
                                         ---------    ---------    ---------    ---------    ---------
EARNINGS FROM CONTINUING OPERATIONS:

Pre-tax income from continuing
   operations                            $ 240,114       85,727       84,429       53,310       64,626
Adjustments to pre-tax income from
   continuing operations:
Fixed charges                               60,541       58,969       43,900       30,300       20,300
Interest capitalized                       (45,930)     (32,600)     (23,200)     (22,800)     (20,300)
Adjustment for undistributed earnings
   and losses of unconsolidated 50% or
   less owned entities                       1,050           15           50           --           --

Previously capitalized interest
   amortized                                43,216       25,600       20,500       17,800       15,400
                                         ---------    ---------    ---------    ---------    ---------
"Earnings"                               $ 298,991      137,711      125,679       78,610       80,026
                                         =========    =========    =========    =========    =========
FIXED CHARGES:
Interest incurred (all of Lennar and
   Lennar Financial Services interest)   $  55,792       58,969       43,900       30,300       20,300
Interest component of rent expense(1)        4,749           --           --           --           --
                                         ---------    ---------    ---------    ---------    ---------
"Fixed charges"                          $  60,541       58,969       43,900       30,300       20,300
                                         =========    =========    =========    =========    =========
EARNINGS TO FIXED CHARGES EXCLUDING
LIMITED-PURPOSE FINANCE SUBSIDIARIES           4.9          2.3          2.9          2.6          3.9

----------
(1)   The interest component of rent expense was not material prior to 1998.